Exhibit 10.5

                              MACROCHEM CORPORATION

                               OPTION CERTIFICATE


     Stock option (the "Option") granted by MacroChem Corporation, a Delaware corporation with its principal office at 110 Hartwell Avenue, Lexington, MA 02173 (the "Company"), to Jeffrey B. Davis, whose address is 33 Tall Oaks Drive, Summit NJ 07901 (the "Optionee").

1.      GRANT OF OPTION

     This certificate evidences the grant, by the Company on February 10, 2006, to the Optionee of an Option to purchase, in whole or in part, on the terms provided herein, a total of 45,000 shares of Common Stock of the Company (the "Shares"), par value $.01 per share (the "Stock"), at $1.62 per share, the fair market value on the date of grant, February 10, 2006. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422A of the U.S. Internal Revenue Code of 1986, as amended. The latest date on which this Option may be exercised (the "Final Exercise Date") is February 10, 2016.

     This Option will vest in the following installments prior to the Final Exercise Date:

            DATE                        NUMBER OF SHARES

      February 10, 2006                      15,000
      February 10, 2007                      15,000
      February 10, 2008                      15,000

2.      EXERCISE OF OPTION

     Each election to exercise this Option, in whole or in part, shall be in writing, signed by the Holder, and received by the Company at its principal office, accompanied by payment in full of an amount equal to the Exercise Price multiplied by the number of Shares for which this Option is exercised (the "Purchase Price") and by such additional documentation evidencing the right to exercise (or, in the case of a Legal Representative, the authority of such person) as the Company may require. The Purchase Price may be paid (i) in cash or by personal check, bank check or money order payable to the order of the Company, or (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by delivery of shares of Stock of the Company which have been outstanding for at least six (6) months (unless the Compensation Committee of the Board of Directors of the Company (the "Committee") approves a shorter period) and which have a fair market value equal to the exercise price, or (iv) by any combination of the permissible forms of payment. For purposes of this Option, the term "Holder" shall mean the Optionee or the person or persons to whom this Option is transferred in accordance with the provisions of this Option (including by will or the applicable laws of descent and distribution). For purposes of this Option, the term "Legal Representative" shall mean the person designated to exercise this Option upon the Holder's death or disability.

3.      STATUS CHANGE

     Upon the cessation of the Optionee's employment or other service relationship with the Company for any reason (a "Status Change"), this Option shall terminate as to any Shares for which it was not exercisable immediately prior to the Status Change; PROVIDED, that the Committee in its sole discretion may provide (either prior to or following the Status Change) that any or all of such portion of this Option not otherwise exercisable prior to the Status Change shall be treated as having become exercisable immediately prior to the Status Change. As to that number of Shares for which the Option was exercisable (or deemed exercisable by action of the Committee) immediately prior to the Status Change, it shall remain exercisable as follows:

          (i) if the Status Change occurs for any reason other than death, for a period of six (6) months following the date of the Status Change, except as provided in clause (ii) below (but in no event beyond the Final Exercise Date), or

          (ii) if the Status Change results from (x) retirement of the Optionee on or after age 65, (y) retirement on or after age 55 after ten (10) years of continuous employment by the Company or (z) disability (as determined by the Company), until the Final Exercise Date, or

          (iii) following death, for a period of one year ending upon the first anniversary of the Optionee's death, not to extend beyond the Final Exercise Date, or

          (iv) such other date as is determined by the Committee at any time prior to the exercise of this Option (but in no event beyond the Final Exercise Date).

Notwithstanding the foregoing, if the Optionee's cessation of employment or service relationship is determined by the Committee in its sole discretion to be for reasons that cast such discredit on the Optionee as to justify immediate termination of this Option, this Option shall immediately terminate simultaneously with the termination of the Optionee's employment or service relationship.

4.      NONTRANSFERABILITY OF OPTION

     This Option may not be transferred other than by will or by the laws of descent and distribution, and during the Optionee's lifetime may be exercised only by the Optionee (or in the event of the Optionee's incapacity, the person or persons legally appointed to act on the Optionee's behalf), except that this Option may be transferred to (i) Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of this Option shall be prohibited except those made in accordance with this Section 4. Following such transfer, this Option shall continue to be subject to all the terms and conditions hereof. "Immediate Family Members" shall mean the spouse, children and grandchildren of the Optionee.

5.      RIGHTS AS A STOCKHOLDER

     This Option will not give the Holder rights of a stockholder; the Holder will obtain such rights upon actual receipt of the Shares. However, the Committee may, on such conditions as it deems appropriate, provide that the Holder will receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to the Option had such Shares been outstanding. Without limitation, the Committee may provide for payment to the Holder of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Holder.

6.      ADJUSTMENTS

     In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Committee will make appropriate adjustments to the number of Shares that may be delivered under this Option, and will also make appropriate adjustments to the number and kind of Shares subject to the Option then outstanding or subsequently granted, any exercise price relating to the Option and any other provision of the Option affected by such change.

     The Committee may also make adjustments of the type described above to take into account distributions to common stockholders, or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Option and to preserve the value of the Option made hereunder.

7.      REORGANIZATION

     In the event of a Covered Transaction (as defined herein), the Committee may provide for the assumption of the Option, or for the grant of a new option in substitution therefor, by the acquirer or survivor or an affiliate of such acquirer or survivor, in each case on such terms and subject to such conditions as the Committee determines; PROVIDED, that in the absence of such an assumption, or if there is no surviving or acquiring entity, the Option shall become fully exercisable at least twenty (20) days prior to the Covered Transaction and shall terminate upon consummation of the Covered Transaction.

     For purposes of this Option, a Covered Transaction shall mean any of (i) a consolidation, merger or other transaction in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert,
(ii) a sale or transfer of all or substantially all the Company's assets, or
(iii) a dissolution or liquidation of the Company.

8.      WITHHOLDING TAXES

     The Committee will have the right to require that the Holder or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Shares. The Committee may, but need not, hold back Shares or permit the Holder to tender previously owned shares of Stock of the Company in satisfaction of tax withholding requirements.

9.      GENERAL PROVISIONS

                   (a) AMENDMENT OF OPTION. This Option may not be modified or amended except by an instrument in writing signed by the Company and the Holder and is subject to the terms of any other written agreement between the Company and the Holder, as from time to time in effect.

                   (b) GOVERNING LAW. This Option and the respective rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of law principles thereof).

                   (c) NOTICES. Notices, demands and all other communications provided for in this Option shall be in writing and shall be deemed to have been duly given when delivered, if delivered personally, or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, and when received if delivered otherwise, addressed as set forth in the first paragraph of this Option or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


         [The remainder of this page has been intentionally left blank.]

     IN WITNESS THEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

                                  MACROCHEM CORPORATION


                                  By:/S/ ROBERT J. DELUCCIA
                                  -----------------------------------------
                                  Name:    Robert J. DeLuccia
                                  Title:   President and Chief Executive Officer

ACCEPTED AND AGREED:


/S/ JEFFREY B. DAVIS
---------------------------
Name:  Jeffrey B. Davis

Dated: